ASSITANT SECRETARY'S CERTIFICATE


         The undersigned, Glenn R. Padgett, Assistant Secretary of International Speedway Corporation, a Florida Corporation (the "Company"), does hereby certify on behalf of the Company, and in connection with the filing by the Company of a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, that the following resolution was duly adopted by the Board of Directors of the Company on May 20, 1998, and that said resolution has not been altered, amended, modified or rescinded and remains in full force and effect on the date hereof:

                  FURTHER RESOLVED, that the execution and delivery by the officers and directors of the Company of a power-of-attorney severally appointing W. Garrett Crotty and Glenn R. Padgett and each of them to be Attorney-in-Fact and agent with full power of substitution for each of such directors and officers and in their name, place and stead, in any and all capacities to sign any filing under Rule 462(b) of the Securities Act or any amendment(s) to the Registration Statement, including post-effective amendment(s), to file the same with the SEC and to perform all other acts necessary in connection with any matter relating to the Registration Statement and any filing under Rule 462(b) of the Securities Act or any amendment(s) or post-effective amendment(s) thereto, be, and it hereby is, ratified, confirmed and approved in al respects.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate the 5th day of June, 1997.


                                   INTERNATIONAL SPEEDWAY CORPORATION


                                   By: /S/ GLENN R. PADGETT
                                       -----------------------------------------
                                           Glenn R. Padgett, Assistant Secretary